UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 4, 2005

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

9600 Great Hills Trail, Suite 150W, Austin, Texas 78759
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (512) 231-8444

ITEM. 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 4, 2005, the Registrant dismissed Beckstead and Watts, LLP as its independent public accountants.

Beckstead and Watts, LLP’s opinion in their reports on the Registrant's financial statements for the years ended December 31, 2004 and 2003 expressed substantial doubt with respect to the Registrant's ability, during those periods, to continue as a going concern.

During the years ended December 31, 2004 and 2003 Beckstead and Watts, LLP did not issue any other report on the financial statements of the Registrant which contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the period from October 17, 2000 (date of incorporation) through December 31, 2004, and the subsequent interim periods preceding August 4, 2005, there were no disagreements with Beckstead and Watts, LLP within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead and Watts, LLP, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report they might have issued.

On August 4, 2005, the board of directors of the Registrant resolved to engage Malone & Bailey, PC, of Houston, Texas as its independent public accountants effective as at that date. The Registrant did not previously consult with Malone & Bailey, PC regarding any matter, including but not limited to:

•	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or

•	any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM. 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 4, 2005, the Registrant resolved to change its fiscal year end from December 31 to June 30.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. - The following documents are filed as exhibits to this report:

16.1.	Letter from Beckstead and Watts, LLP, dated August 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2005

TERAX ENERGY, INC.

By:	/s/ J. William Rhea, IV
J. William Rhea, IV
Chief Executive Officer